Exhibit 77C


                 Matters submitted to a Vote of Security Holders

1. On January 4, 2007, a Special Meeting of Shareholders for ING Disciplined LargeCap Fund was held at which the shareholders were asked to approve an Agreement and Plan of Reorganization by and among ING Disciplined LargeCap Fund and ING Fundamental Research Fund, providing for the reorganization of ING Disciplined LargeCap Fund with and into ING Fundamental Research Fund.*

                                             Shares
                                              voted
                              Shares       against or       Shares       Total Shares
Fund            Proposal     voted for      withheld      abstained         Voted
                --------     ---------      --------      ---------         -----
ING
Disciplined
LargeCap           1       1,005,985.152   45,567.163     39,847.183    1,091,372.498

      *This meeting was adjourned to February 16, 2007.

                                             Shares
                                              voted
                              Shares       against or       Shares       Total Shares
Fund            Proposal     voted for      withheld      abstained         Voted
                --------     ---------      --------      ---------         -----
ING
Disciplined
LargeCap           1       1,694,717.723   65,345.702     82,656.903    1,842,720.328

2. On April 26, 2007, a Special Meeting of Shareholders for ING MidCap Value Fund was held at which the shareholders were asked to approve an Agreement and Plan of Reorganization by and among ING MidCap Value Fund and ING Value Choice Fund, providing for the reorganization of ING MidCap Value Fund with and into ING Value Choice Fund.*

                                             Shares
                                              voted
                              Shares       against or       Shares       Total Shares
Fund            Proposal     voted for      withheld      abstained         Voted
                --------     ---------      --------      ---------         -----
ING MidCap
Value              1       3,113,109.445   88,737.392    236,349.466    3,438,196.303

      *This meeting was adjourned to May 11, 2007.

                                             Shares
                                              voted
                              Shares       against or       Shares       Total Shares
Fund            Proposal     voted for      withheld      abstained         Voted
                --------     ---------      --------      ---------         -----
ING MidCap
Value              1       3,728,061.881   120,185.197   322,104.406    4,170,351.484

3. On April 26, 2007, a Special Meeting of Shareholders for ING SmallCap Value Fund was held at which the shareholders were asked to approve an Agreement and Plan of Reorganization by and among ING SmallCap Value Fund and ING Value Choice Fund, providing for the reorganization of ING SmallCap Value Fund with and into ING Value Choice Fund.*

                                             Shares
                                              voted
                              Shares       against or       Shares             Total Shares
Fund            Proposal     voted for      withheld      abstained               Voted
                --------     ---------      --------      ---------               -----
ING SmallCap
Value              1       1,804,234.621   84,966.422     87,003.749          1,976,204.792

      *This meeting was adjourned to May 11, 2007.

                                             Shares
                                              voted
                              Shares       against or       Shares             Total Shares
Fund            Proposal     voted for      withheld      abstained               Voted
                --------     ---------      --------      ---------               -----
ING SmallCap
Value              1       2,247,604.347   99,456.059    164,023.085          2,511,083.491